UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(a)

OF THE SECURITIES EXCHANGE ACT OF 1934

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☐    Preliminary Proxy Statement

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☐    Definitive Proxy Statement

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☐    Soliciting Material Pursuant to § 240.14a-12

GLOBECOMM SYSTEMS INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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The following letter was mailed to the Globecomm stockholders on or about October 23, 2013, along with the proxy statement dated October 21, 2013.

October 23, 2013

Dear Fellow Stockholder:

On August 25, 2013, Globecomm Systems Inc. (“Globecomm”) entered into a definitive merger agreement (“the merger agreement”) to be acquired by Wasserstein Cosmos Co-Invest, L.P. (“Parent”), an entity formed by Wasserstein & Co., LP for the sole purpose of entering into the merger agreement.

If the merger is completed, you will be entitled to receive $14.15 in cash, without interest, for each share of Globecomm common stock that you own immediately prior to the effective time of the merger.

We will hold a special meeting of our stockholders in connection with the proposed merger on November 22, 2013, at 10:00 a.m., local time (unless the special meeting is adjourned or postponed), at Globecomm’s principal executive offices at 45 Oser Avenue, Hauppauge, New York 11788. Notice of the special meeting and the related proxy statement is enclosed. At the special meeting, stockholders will be asked to, among other things, vote on the proposal to adopt the merger agreement.

Our board of directors unanimously recommends that you vote “FOR” the proposal to adopt the merger agreement, “FOR” the adjournment proposal and “FOR” the named executive officer merger-related compensation proposal.

Regardless of how many shares you hold, your vote is very important. We cannot complete the merger unless the merger agreement is adopted by a majority of all outstanding shares of Globecomm common stock entitled to vote on the merger agreement. The failure of any stockholder to vote on the proposal to adopt the merger agreement will have the same effect as a vote against the adoption of the merger agreement.

Whether or not you plan to attend the special meeting, we urge you to vote electronically through the Internet or by telephone by following the instructions included with your proxy card, or please complete, sign, date and return, as promptly as possible, the enclosed proxy card by mail in the accompanying reply envelope. Stockholders who attend the meeting may revoke their proxies and vote in person.

The accompanying proxy statement gives you detailed information about the special meeting and the merger and includes the merger agreement as Annex A. We encourage you to read the proxy statement and the merger agreement carefully.

Our board of directors and management appreciate your continuing support of the Company, and we urge you to support this transaction.

Sincerely,

David E. Hershberg

Chairman and Chief Executive Officer